Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, David H. Ellison, President of The FBR Funds, certify that (i) the Form N-CSR for the period ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended April 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date:    7/2/2007

/s/ David H. Ellison
David H. Ellison
President and Principal Executive Officer
The FBR Funds

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Kimberly J. Bradshaw, Treasurer of The FBR Funds, certify that (i) the Form N-CSR for the period ended April 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form N-CSR for the period ended April 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of The FBR Funds.

Date:    7/2/2007

/s/ Kimberly J. Bradshaw
Kimberly J. Bradshaw
Treasurer, Secretary and Principal Financial Officer
The FBR Funds